Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-264890, 333-258454, 333-239491, 333-214343, 333-205211, 333-220049, 333-220050 and 333-232919 on Form S-8 of our reports dated February 23, 2023, relating to the financial statements of Lantheus Holdings, Inc. and the effectiveness of Lantheus Holdings, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
February 23, 2023